UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    December 5, 2003

Building Materials Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-23135	91-1834269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FOUR EMBARCADERO CENTER, SUITE 3250 SAN FRANCISCO, CA 94111-4167
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 627-9100

Purpose of Amendment

The purpose of this amendment is to amend and supplement Item 4 of the Current Report on Form 8-K previously filed by Building Materials Holding Corporation on December 11, 2003, in which we announced that we would be dismissing PricewaterhouseCoopers LLP as its independent accountants and engaging KPMG LLP as our new independent accountants.  This amendment updates the change in certifying accountant representations through March 15, 2004, the date that we filed our Annual Report on Form 10-K as of and for the year ended December 31, 2003.

ITEM 4.  Changes in Building Materials Holding Corporation Certifying Accountant.

(a)   Previous independent accountants

(i)            On December 5, 2003, Building Materials Holding Corporation (the “Registrant”) dismissed PricewaterhouseCoopers LLP as its independent accountants to be effective upon the completion of the audit of the consolidated financial statements for the year ended December 31, 2003. The Registrant’s Audit Committee made the decision to change independent accountants upon the completion of such audit.  On March 12, 2004, PricewaterhouseCoopers LLP completed its audit of the Registrant’s consolidated financial statements for the year ended December 31, 2003, and the dismissal of PricewaterhouseCoopers LLP as the Registrant’s independent accountants was effective as of the close of business on March 12, 2004.

(ii)           The reports of PricewaterhouseCoopers LLP on the financial statements of the Registrant for the years ended December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)          In connection with its audits of the financial statements of the Registrant for the years ended December 31, 2002 and 2003 and through March 12, 2004 there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)          During the years ended December 31, 2002 and 2003 and through March 12, 2004, there have been no reportable events, as defined in Regulation S-K Item 304(a)(1)(v) other than as discussed below.

As part of the audit of the financial statements for the year ended December 31, 2003, PricewaterhouseCoopers LLP communicated to the Registrant’s

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management and Audit Committee two conditions in the Registrant’s internal controls that were considered to be material weaknesses:  (1) the process to record the liabilities related to its large deductible insurance program, and (2) the process utilized by the Registrant to gather information in order to complete its annual impairment testing of its recorded goodwill and indefinite lived intangible assets as required by generally accepted accounting principles.  As a result, the Registrant is currently enhancing internal processes related to recording the liabilities of its large deductible insurance program and the testing and review of actuarial and claims data.  The Registrant has a plan in place to avoid these issues in 2004.  The Registrant also has implemented a new process involving the timing of communications between field personnel and senior management relating to circumstances that might affect impairment analyses under FAS 142, particularly relating to amortization of customer relationships.

(v)           The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, will be filed as Exhibit 16.1 to the Form 8-K.

(b)   New independent accountants

(i)    By letter dated December 5, 2003, Building Materials Holding Corporation engaged KPMG LLP as our new independent accountants, to be effective with the audit of the consolidated financial statements for the year ending December 31, 2004.  Such engagement began effective as of March 16, 2004.  During the two most recent fiscal years and through March 15, 2004, we have not consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of March 18, 2004	Building Materials Holding Corporation

	By:	/s/ Ellis C. Goebel
Ellis C. Goebel
Senior Vice President - Finance (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of response to SEC from PricewaterhouseCoopers LLP dated March 18, 2004.